UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 16, 2006

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02              DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Steven Davis has accepted the position of Executive Vice President—National Homebuilding Operations of Meritage Homes Corporation (the “Company”) effective October 16, 2006.  Prior to joining Meritage, Mr. Davis, 48, was a regional manager with KB Home from 2000 to 2006 and served in other management roles at KB Home from 1995 to 2000.

In connection with Mr. Davis’ appointment, the Executive Compensation Committee of the Board of Directors of the Company approved the terms of an Employment Agreement and a Change of Control Agreement with Mr. Davis.  Pursuant to the Employment Agreement, Mr. Davis will receive an annual base salary of $400,000 and will be eligible for a bonus in 2006 of up to $400,000.  The 2006 bonus is subject to repayment, on a decreasing sliding scale basis, to the Company if Mr. Davis’ employment is terminated prior to October 16, 2009.  The specific terms of the repayment schedule are set forth in the Employment Agreement filed herewith at Exhibit 10.1.  In 2007, Mr. Davis will be eligible for annual bonus, which is targeted to be between 0.25% and 0.33% of EBITDA with the payout range based on his achievement of specific performance objectives to be agreed upon.

In addition, Mr. Davis will also receive a restricted stock grant of 25,000 shares pursuant to the Company’s standard restricted stock award agreement.  The restrictions applicable to the shares will lapse with respect to one-third of the shares on October 16, 2009, with respect to one-third of the shares on October 16, 2010 and respect to the remaining one-third of shares of October 16, 2011.

The Employment Agreement and Change of Control Agreement provides for a severance payment to Mr. Davis in the event he terminates his employment for good reason, is terminated by the Company without cause or upon certain events following a change of control, as each of those terms are defined in the agreements.  The severance payment is approximately equal to Mr. Davis’ base salary on the date of termination plus his bonus for the year preceding his termination.  In addition, if Mr. Davis terminates his employment for good reason or is terminated by the Company without cause (i) at any time after October 16, 2007, the restrictions on his restricted stock will lapse and (ii) at any time after October 16, 2008, any options previously granted to Mr. Davis will vest.  Upon the occurrence of a Change of Control (as defined in the agreements) any outstanding stock options granted to Mr. Davis will accelerate and become vested and any restrictions on restricted stock awarded to Mr. Davis will lapse.

The Employment Agreement and Change of Control Agreement are filed at Exhibits 10.1 and 10.2, respectively, of this Form 8-K and are incorporated by reference herein.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Employment Agreement, dated October 16, 2006, by and	Filed herewith
between the Company and
Steven Davis

10.2	Change of Control Agreement, dated October 16, 2006, by and	Filed herewith
between the Company and
Steven Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2006

MERITAGE HOMES CORPORATION

	/s/	Larry W. Seay
	By:	Larry W. Seay
Executive Vice President-Chief
Financial Officer